P-RID-VIB(10/21) 1 PRUCO LIFE INSURANCE COMPANY, PHOENIX, ARIZONA INDEX LINKED VARIABLE INCOME BENEFIT RIDER This Rider is made a part of your Annuity. For purposes of this Rider, certain provisions of your Annuity are amended as described below. If the terms of the Annuity and those of this Rider conflict, the provisions of this Rider shall control. Should this Rider terminate, any amended or replaced Annuity provisions based on this Rider’s terms will revert to the provisions in the Annuity, except as may be provided below. This Rider should be read in conjunction with any other Rider or Endorsement made a part of your Annuity. General: Subject to the limits and conditions outlined in this Rider, during the Income Stage, while there is Account Value you may take an Annual Income Amount as one or multiple Income Withdrawals for each Annuity Year. Such Income Withdrawals may be based on the lifetime of a Protected Life or Joint Protected Lives (described below) as designated by you. You may change the designation on which Income Withdrawals are based before the Income Effective Date. You may not change this designation after the Income Effective Date. Generally, if your Account Value is reduced to zero and you meet certain requirements while this Rider is in effect, we continue to provide benefit payments as described in the “Insured Income Stage ” section. This Rider will terminate upon assignment or change in ownership of the contract unless the change meets the qualifications specified in the Termination provision of this Rider. This Rider will terminate upon the later of the death of the Protected Life or the Joint Protected Life as described below. During the Income Stage and prior to elective or default annuitization or before the Insured Income Stage begins, all benefits provided by this Rider are based on the Index Credits applied to your Index Strategy(ies) and, therefore, not guaranteed as to a fixed dollar amount. Effective Date: The Effective Date of this Rider is shown in the Schedule Supplement. Definitions: For purposes of this Rider, the following definitions apply: Annual Income Amount: During the Income Stage, the amount that can be withdrawn from your Annuity during an Annuity Year without being considered Excess Income. Excess Income: During the Income Stage, Excess Income is all or any portion of an Income Withdrawal that exceeds the Annual Income Amount, including any applicable Contingent Deferred Sales Charge, in an Annuity Year. Income Deferral Rate: During the Savings Stage, the Income Deferral Rate is an annual percentage added to the Income Percentage each year until the Income Effective Date. The Income Deferral Rate is based on the age of the Protected Life or the younger of the Joint Protected Lives on the Index Effective Date and does not change for the life of the Contract. The Income Deferral Rate is shown on the Schedule Supplement. Income Effective Date: The date on which you elect to begin taking Income Withdrawals on a Protected Life or Joint Protected Life basis. This election may not be changed after the Income Effective Date. Income Percentage: The Income Percentage is the rate we apply to the Account Value on the Income Effective Date. The initial Income Percentage is based on the age of the Protected Life, or the younger of the Joint Protected Lives on the Effective Date. Protected Life and Joint Protected Lives Income Percentages are shown in the Schedule Supplement. Prior to the Income Effective Date, the Income Percentage includes any applicable Income Deferral Rate credits. If the Joint Protected Life has been added, changed, or removed before the Income Effective Date, the Annual Income Amount will be based on the applicable Income Percentage(s) and Income Deferral Rate based on the younger of the Protected Life or Joint Protected Lives as of the Effective Date .

P-RID-VIB(10/21) 2 Income Withdrawals: Withdrawal(s) from the Annuity during the Income Stage. Income Withdrawals will be taken on a pro-rata basis from the Allocation Options to which your Account Value is then allocated. Protected Life/Joint Protected Life: The natural person(s) who is the measuring life/lives for the benefits described in this Rider and who is the person(s) shown in the Schedule Supplement or in our records if later added or removed. Any reference to Joint Protected Lives is collectively referring to the Protected Life and the Joint Protected Life. Other capitalized terms in this Rider are either defined in this Rider or in the Annuity. Owner, Annuitant and Beneficiary Designations For purposes of this Rider, the designations under your Annuity must be as follows: For Income Withdrawals to begin on a Protected Life basis: • The Owner and Annuitant must be the same. Such person will be the Protected Life. • If two Owners are named, the Annuitant must be one of the Owners. Such person will be the Protected Life. The other Owner must be the spouse of the Protected Life. No additional Owners may be named. While both Owners are alive, each Owner must be designated as the other Owner’s primary Beneficiary. • If the Owner is an entity other than a custodial account that we permit, the Annuitant will be the Protected Life. • If the Owner is a custodial account that we permit, the Annuitant will be the Protected Life and the custodian will be the sole primary Beneficiary. For Income Withdrawals to begin on a Joint Protected Lives basis: A Joint Protected Life may only be named and Income Withdrawals may be made on a Joint Protected Lives basis only if the Annuity would be eligible for Spousal Continuation (as defined in the Annuity) as of the date of the Owner’s death, subject to our rules. • If one Owner is named, the Owner and Annuitant must be the same. Such person will be the Protected Life. The Joint Protected Life must be the spouse of the Protected Life and the sole primary Beneficiary. • If two Owners are named, the Annuitant must be one of the Owners. Such person will be the Protected Life. The Joint Protected Life must also be an Owner and the spouse of the Protected Life. No additional Owners may be named. While both Joint Protected Lives are alive, each must be designated as the sole primary Beneficiary. • If the Owner is an entity other than a custodial account that we permit, the Annuitant will be the Protected Life. The Joint Protected Life must be the spouse of the Protected Life and the sole primary Beneficiary. • If the Owner is a custodial account that we permit, the Annuitant will be the Protected Life and the custodian will be the sole primary Beneficiary. The Joint Protective Life must be the spouse of the Protected Life and the sole primary Beneficiary of the custodial account. A Joint Protected Life may be named or changed at any time prior to the Income Effective Date, subject to our acceptance. The Protected Life cannot be changed except in the event of divorce as described in the circumstances below. Upon receipt of notice of the divorce, and any other documentation we require, in Good Order at our Service Office:

P-RID-VIB(10/21) 3 • When a Protected Life is named: If the divorce occurs prior to the Income Effective Date and results in the removal of the Protected Life as an Owner (or Annuitant if entity owned) and the former spouse becomes the Owner (or Annuitant if entity owned) under the Annuity, the resulting Owner may choose to continue or terminate this Rider. If this Rider is continued, such resulting Owner (or Annuitant if entity owned) becomes the Protected Life under this Rider, however the Annual Income Amount will be determined using the applicable Joint Protected Life Income Percentage(s) and Income Deferral Rate based on the younger of the new Protected Life and the Protected Life on the Effective Date. Additionally, a Joint Protected Life may not be named. If divorce occurs after the Income Effective Date, and results in the removal of the Protected Life as an Owner (or Annuitant if entity owned) and the former spouse becomes the Owner (or Annuitant if entity owned) under the Annuity, this Rider will terminate. • When Joint Protected Lives are named: If the divorce of the Joint Protected Lives results in the removal of the Protected Life as an Owner (or Annuitant if entity owned) and the Joint Protected Life becomes the Owner (or Annuitant if entity owned) under this Annuity, the resulting Owner may choose to continue or terminate this Rider. If this Rider is continued, the resulting Owner (or Annuitant if entity owned) becomes the Protected Life under this Rider. If this occurs prior to the Income Effective Date, the Annual Income Amount will be determined using the applicable Joint Protected Life Income Percentage(s) and Income Deferral Rate based on the younger of the Joint Protected Lives named under this Rider as of the divorce. If divorce occurs after the Income Effective Date, the divorce will not result in a new Annual Income Amount and we will only make Income Payments as described below in the Income Payments section until the death of the new Protected Life. A new Joint Protected Life may not be named. Savings Stage The Savings Stage is the period of time before the Income Effective Date. During the Savings Stage, you may allocate your Account Value among any of the Index Strategies, Variable Sub-Account(s) or other Allocation Options we make available. You must remain in the Savings Stage for at least the Waiting Period shown in the Schedule Supplement. During the Savings Stage, the Income Deferral Rate is added to the Income Percentage each year until the Income Effective Date. Impact of Withdrawals During the Savings Stage: In addition to the impact on the Index Strategy Base described in the Annuity, withdrawals of any type, including any Required Minimum Distribution amount we calculate, described below, reduce the Account Value by the amount of the withdrawal. Withdrawals, excluding any Required Minimum Distribution amount are subject to any applicable Contingent Deferred Sales Charge and the Minimum Surrender Value After a Partial Withdrawal shown in the Annuity Schedule. Death of the Protected Life During the Savings Stage: Please also refer to the “Termination of Benefits” section below. Upon receipt of Due Proof of Death of the Protected Life, this Rider terminates and the Death Benefit provision of your Annuity and any Death Benefit Rider made a part of your Annuity will apply. If Spousal Continuation occurs under the terms of the Annuity, this Rider will remain in force unless we are instructed otherwise and the spouse who continues the Annuity and this Rider becomes the Joint Protected Life. If this occurs, the Income Percentage and Income Deferral Rate will be based on the applicable Joint Protected Life correlated with the age of the younger of the Joint Protected Lives. Death of the Joint Protected Life During the Savings Stage: Please also refer to the “Termination of Benefits” section below. This Rider will remain in force unless we are instructed otherwise or if the death of the Joint Protected Life would cause the Death Benefit provision of the Annuity to apply and Spousal Continuation does not occur under the terms of the Annuity. The Income Percentage and Income Deferral Rate will continue to be based on the applicable Joint Protected Life correlated with the age of the younger of the Joint Protected Lives and no changes to the Joint Protected Lives are permitted.

P-RID-VIB(10/21) 4 Income Stage The Income Stage is the time period beginning on the Income Effective Date and ending on the Valuation Day the Insured Income Stage begins. You may only establish your Income Effective Date on an Index Anniversary following the Waiting Period. Upon establishing an Income Effective Date, you must elect to take your Annual Income Amount based on the Protected Life or the Joint Protected Lives in effect when we receive your request to do so in Good Order. You may change the designation on which Income Withdrawals are based before the Income Effective Date, subject to the requirements set forth in the Owner, Annuitant and Beneficiary Designation sections of this Rider. You may not change this designation after the Income Effective Date. Allocation Option Requirements: During the Income Stage, your entire Account Value must be allocated to only those Allocation Options we permit. We will notify you in writing of the permitted Allocation Options prior to any Index Anniversary Date following the Waiting Period. At any time until this Rider is terminated, these Allocation Option Requirements may be suspended or changed. This includes changing allowable Allocation Options. Any change to Allocation Option Requirements will be applicable as of your next Index Anniversary Date. Annual Income Amount: During the Income Stage, the Annual Income Amount is the amount that can be withdrawn from your Annuity during an Annuity Year without being considered Excess Income. The initial Annual Income Amount is calculated on the Income Effective Date by applying the applicable Income Percentage plus Income Deferral Rate credits to the Account Value on that Valuation Day. On each subsequent Index Anniversary Date thereafter, we will recalculate your Annual Income Amount based on the Index Credit applied to the Index Strategy(ies) to which you are allocated. This recalculation may result in a higher or lower Annual Income Amount. If you select multiple Index Strategies, we will use a weighted average return based on the Index Credits attributable to each Index Strategy to determine the AIA increase or decrease. To determine the change in the AIA, we take the sum of the Index Credit for each Index Strategy divided by the sum of the Index Strategy Base for each Index Strategy before any Index Credit, fees, or withdrawals on the Index Strategy End Date. Impact of Income Withdrawals: In addition to the impact on the Index Strategy Base described in the Annuity, Income Withdrawals reduce the Annual Income Amount available during an Annuity Year by the amount of the withdrawal. Income Withdrawals during an Annuity Year that, in total, do not exceed the greater of the Annual Income Amount and the free withdrawal amount are not subject to any Contingent Deferred Sales Charges. Any Annual Income Amount not taken in an Annuity Year will not be available in future Annuity Years. If you establish a systematic withdrawal program to make withdrawals of the Annual Income Amount, we will automatically increase or decrease the withdrawal amounts each year as the Annual Income Amount is recalculated. Excess Income: Each withdrawal of Excess Income, including any applicable Contingent Deferred Sales Charge, proportionally reduces the Annual Income Amount for future years. Each proportional reduction is calculated by multiplying the Annual Income Amount by the ratio of Excess Income to the Account Value immediately after the withdrawal of any Annual Income Amount and before the withdrawal of the Excess Income. A withdrawal of Excess Income that brings your Account Value to zero, will result in termination of this Rider and the Annuity. See the “Termination of Benefits” section below for more information. Required Minimum Distributions: After the Income Effective Date, a Required Minimum Distribution is considered an Income Withdrawal from the Annuity. The following rules apply regarding Required Minimum Distribution withdrawals: If withdrawals for the amount of your Required Minimum Distribution are paid out through a program of systematic withdrawals that we make available, such withdrawals will not be considered Excess Income during the Income Stage even if the amount of your Required Minimum Distribution exceeds the available Annual Income Amount. Under the systematic withdrawal program, we will pay out the greater of your Required Minimum Distribution as of the end of the prior calendar year and your Annual Income Amount as of the prior Index Anniversary Date. You may elect to have your Required Minimum Distribution paid out monthly, quarterly, semi-annually or annually. The frequency cannot be changed.

P-RID-VIB(10/21) 5 For purposes of this provision, Required Minimum Distributions are determined based on the value of this Annuity, and do not include the value of any other annuities, savings or investments subject to the Required Minimum Distribution rules. Any additional withdrawals, if any, will be treated as Excess Income. In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution, if not for the suspension, as eligible for treatment under this provision. Death of the Protected Life During the Income Stage: Please also refer to the “Termination of Benefits” section below. Upon receipt of Due Proof of Death of the sole Protected Life, this Rider terminates and the Death Benefit provision of your Annuity and any Death Benefit Rider made a part of your Annuity will apply. Death of the Joint Protected Life During the Income Stage: Please also refer to the “Termination of Benefits” section below. This Rider will remain in force unless we are instructed otherwise or if the death of the Joint Protected Life would cause the Death Benefit provision of the Annuity to apply and Spousal Continuation does not occur under the terms of the Annuity. The Annual Income Amount will continue to be based on the applicable Joint Protected Life Income Percentage correlated with the age of the younger of the Joint Protected Lives and no changes to the Joint Protected Lives are permitted. Impact of Additional Death Benefit: Upon Spousal Continuation during the Income Stage, any portion of a Death Benefit that exceeds the Account Value will be allocated to the Holding Account. The spouse who continues the Annuity must transfer available Account Value in the Holding Account to a new Index Strategy on the next Index Anniversary Date. If no instructions are received prior to the next Index Anniversary Date, we will allocate any remaining Account Value in the Holding Account proportionally to the Index Strategies to which your Account Value is then allocated. Elective Annuitization While this Rider is in effect, prior to your Account Value reaching zero, but not before the Earliest Available Annuity Date shown in the Annuity Schedule, you may elect to annuitize your Annuity. You can elect to: (1) apply your Account Value, less any applicable Tax Charges, to any annuity payment option available in the “Annuity Payout Options” section of the Annuity or any other Annuity Option we make available; or (2) request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount on that date at the frequency selected. In the year in which the Elective Annuitization stage is entered the only payment due, if any, equals the Annual Income Amount not yet withdrawn in that Annuity Year. Annuity payments will be paid to you at the frequency selected beginning on the next Valuation Day. We will continue to make such payments until the later of the death of the Protected Life or the Joint Protected Life. The amount of the annuity payments will not change after annuity payments have begun and you will no longer have access to your Account Value. We must receive your request at our Service Office in Good Order. Once we receive your election to commence annuity payments, or we make the first payment under a default annuity payment option provision, we will only make annuity payments guaranteed under the specific annuity payment option, and the annuity payment option cannot be changed. We may limit the length of any annuity payout option including, but not limited to, any default option and any period certain, to conform to applicable tax rules.

P-RID-VIB(10/21) 6 We may offer other Annuity options for payment of the Annual Income Amount. Any such additional options will be offered to all annuity purchasers in the same class of annuity, in a non-discriminatory manner. You will be notified of any such options available to you. Default Annuitization Prior to your Account Value reaching zero, if annuity payments are to begin under the terms of the Annuity , we will make equal monthly annuity payments beginning on the 1st day of the month on or immediately following the date that your annuity payments are set to begin as: • a joint life and last survivor fixed annuity when both Joint Protected Lives are living and each other’s spouse on the date annuity payments begin, or • a single life fixed annuity if the Protected Life is living or only one of the Joint Protected Lives are living when annuity payments would otherwise begin with 120 payments certain (or a lesser number of payments certain if the life expectancy of the Annuitant at the time payments are to begin is less than 10 years, based on applicable Internal Revenue Service tables) using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in the Annuity. The amount that will be applied to provide such annuity payments under the default annuity payment option will be the greater of: (1) the present value of future applicable Annual Income Amount payments at the last determined Annual Income Amount as of the Annuity Date. Such present value will be calculated using the same basis that is used to calculate the greater of the current and the guaranteed annuity rates in the Annuity; and (2) the Account Value. We may limit the length of any annuity payout option including, but not limited to, any default option and any period certain, to conform to applicable tax rules. We may offer other Annuity options for payment of the Annual Income Amount. Any such additional options will be offered to all annuity purchasers in the same class of annuity, in a non-discriminatory manner. You will be notified of any such options available to you. Insured Income Stage Once your Account Value is reduced to zero as a result of Withdrawals in any Annuity Year that are less than or equal to the Annual Income Amount, we subsequently make Insured Income Stage payments until the death of the Protected Life or until both Joint Protected Lives have died, as applicable. Unless a Joint Protected Life election is in effect at the time your Account Value is reduced to zero, the Annual Income Amount is payable on a Protected Life basis. In the Annuity Year in which your Account Value is reduced to zero, the only remaining Insured Income Stage payment due, if any, equals the Annual Income Amount not yet withdrawn in that Annuity Year. In subsequent Annuity Years, the Insured Income Stage payment equals the Annual Income Amount in effect as of the date the Account Value was reduced to zero. We will make such Insured Income Stage payments according to any then current instructions for withdrawals of the Annual Income Amount, unless we receive other instructions for such Insured Income Stage payments from you. If no instructions are received and there are no current instructions for withdrawals of the Annual Income Amount, Insured Income Stage payments will be paid to you in equal monthly payments beginning on the 1st day of the month on or immediately following the date that your Insured Income Stage payments are set to begin. If the total Insured Income Stage payment due each Annuity Year is less than the Minimum Benefit Payment amount shown in the Schedule Supplement, we reserve the right to make Insured Income Stage

P-RID-VIB(10/21) 7 payments at a different interval, and such payments will be made at least annually. Alternatively, prior to the first Income Stage payment, you may elect to commute the Insured Income Stage payments in a manner equivalent to commuting payments for: • a joint life and last survivor fixed annuity when both Joint Protected Lives are living and each other’s spouse when Insured Income Stage payments would otherwise begin, or • a single life fixed annuity if the Protected Life is living or only one of the Joint Protected Lives are living when Insured Income Stage payments would otherwise begin. We use the same basis that is used to calculate the guaranteed annuity rates in the Annuity. Insured Income Stage payments end on the date of death of the Protected Life or when both Joint Protected Lives have died, as applicable. We may offer other Insured Income Stage payment options. Any such additional options will be offered to all annuity purchasers in the same class of annuity, in a non-discriminatory manner. You will be notified of any such options available to you. General Provisions Relating to this Rider Misstatement of Age or Sex: For purposes of this Rider, the following sentence is added to the “Misstatement of Age or Sex” section of the Annuity: If there has been a misstatement of the age and/or sex of a Protected Life or Joint Protected Life upon whose life the guarantees under this Rider are based, we will make adjustments to any availability and any benefits payable under this Rider to conform to the facts. Minimum Surrender Value After Partial Withdrawal: Any provision in the Annuity requiring there be a minimum Surrender Value or Account Value is waived for withdrawals of the Annual Income Amount while this Rider is in effect. Reports to You: We will provide you with reports at least annually that will include at a minimum, the Annual Income Amount as of the date of the report. Charge for the Rider: The Charge for this Rider is shown on the Schedule Supplement. The Charge is a percentage of the Account Value. We deduct the charge from the Account Value on the anniversary of the Effective Date. We deduct the Charge pro-rata from each Allocation Option to which your Account Value is then allocated. We will take the Charge first pro-rata from the Variable Sub-Accounts in which your Account Value is allocated. Once the Account Value in all Variable Sub-Accounts has been depleted, we will deduct any remaining Charge pro-rata from the Index Strategy(ies) in which you have Account Value allocated. In the event this Rider terminates for any reason other than death, we will deduct a final charge upon termination, based on the number of days in the Annuity Year since the most recent charge for the Rider was deducted. Facility of Payment: We reserve the right, in settlement of full liability, to make payments to a guardian, relative, or other person deemed eligible by us if a Protected Life payee is deemed to be legally incompetent, as permitted by law. Proof of Survival: Any Insured Income Stage payment is subject to evidence we receive in Good Order that the Protected Life, or at least one of the Joint Protected Lives is then alive. We may withhold such Insured Income Stage payments until we receive such evidence or evidence satisfactory to us of the life of the Protected Life or at least one of the Joint Protected Lives. We credit interest on such withheld Insured Income Stage payments at the rate required by law. Should we subsequently determine withheld Insured Income Stage payments are payable, we will pay the withheld Insured Income Stage payments and any applicable interest credited in a lump sum. Recovery of Excess Insured Income Stage payments: We may recover from you or your estate any Insured Income Stage payments made after the death of the Protected Life or the Joint Protected Life that would have otherwise resulted in the termination of this Rider.

P-RID-VIB(10/21) 8 Termination of this Rider and its Benefits: You may terminate this Rider at any time after the Waiting Period shown in the Schedule Supplement, upon notification to us in Good Order. Benefits pursuant to this Rider will terminate upon the first to occur of the following events: (1) the date we receive your request for full surrender of the Annuity, or we receive your elective termination of this Rider after the Waiting Period at our Service Office in Good Order; (2) the date we receive Due Proof of Death of the decedent if the Income Effective Date has not been established, unless Spousal Continuation occurs; (3) the date we receive Due Proof of Death of the Protected Life after the Income Effective Date if Income Withdrawals have begun or will begin on a Protected Life basis; (4) the date we receive Due Proof of Death of the surviving Joint Protected Life if the Rider was spousally continued; (5) the date we receive Due Proof of Death of an Owner who is not a Protected Life or Joint Protected Life; (6) the date we process a request to change any designation of the Annuity that either results in a violation of the “Owner, Annuitant and Beneficiary Designations” section of this Rider or the Annuity, or is a change that is not permitted under our rules then in effect; (7) the date you first allocate or transfer any portion of your Account Value to any Allocation Options to which you are not permitted at the time of the allocation or transfer; (8) the date any portion of your Account Value is transferred to begin annuity payments; (9) the date the Account Value is reduced to zero as a result of withdrawals of Excess Income; (10) the date of death of the Protected Life if it occurs after Insured Income Stage payments have begun on a Protected Life basis; (11) the date of death of the last surviving Joint Protected Life if it occurs after Insured Income Stage payments have begun on a Joint Protected Life basis. PRUCO LIFE INSURANCE COMPANY [_____________________________] Secretary